Exhibit 10.47
THIS JUNIOR SUBORDINATED SECOND AMENDED AND RESTATED NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT (AS SUCH TERM IS DEFINED IN THE SELLER NOTE SECURITIES PURCHASE AGREEMENT) TO THE SENIOR DEBT (INCLUDING INTEREST) OWED BY THE COMPANY TO THE HOLDERS OF SENIOR DEBT ISSUED PURSUANT TO THE SENIOR CREDIT AGREEMENT AND ANY SENIOR REFINANCING AGREEMENT (AS EACH SUCH TERM IS DEFINED IN THE SUBORDINATION AGREEMENT), AND EACH HOLDER OF THIS JUNIOR SUBORDINATED SECOND AMENDED AND RESTATED NOTE BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.
THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER ANY STATE SECURITIES LAWS, AND THEREFORE CANNOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR ASSIGNED UNLESS IT IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION THEREFROM IS AVAILABLE.
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS PROMISSORY NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT”. YOU MAY CONTACT THE GENERAL COUNSEL OF THE MAKER BY PHONE AT THE MAKER’S MAIN PHONE NUMBER TO LEARN AT NO COST TO YOU THE ORIGINAL ISSUE DISCOUNT AND YIELD TO MATURITY FOR THIS PROMISSORY NOTE BASED ON ITS ISSUANCE DATE.
ALION SCIENCE AND TECHNOLOGY CORPORATION
Junior Subordinated Second Amended and Restated Note due August 6, 2013

$39,900,000 Original Principal Amount	December 20, 2002 and as amended and restated August 29, 2008

$51,703,538.40* Capitalized Principal Amount effective as of December 21, 2008

*	reflects the intended $3,000,000 principal prepayment November 3, 2008 (see below)
     ALION SCIENCE AND TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), for value received, hereby promises to pay to Illinois Institute of Technology, an Illinois not for profit corporation, or registered assigns, the sum of (a) the principal amount of Thirty-Nine Million Nine Hundred Thousand DOLLARS ($39,900,000) (the “Original Principal
Execution Version

Amount”), which Original Principal Amount shall be increased by such amount of accrued interest in the form of PIK Notes and Compounding PIK Notes, all as defined and more fully set forth herein, and, in particular, the immediately following (b), which the Company will capitalize to the principal amount of this Note on and as of December 21, 2008 or such lesser aggregate principal amount as may then be due and payable pursuant to the terms and conditions of this Note plus (b) interest accrued in the form of the PIK Notes and the Compounding PIK Notes (each as hereinafter defined) on August 6, 2013, with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such Original Principal Amount at the rates set forth herein beginning on December 20, 2002 through and including the sixth anniversary of the Closing Date (as defined in the Seller Note Securities Purchase Agreement). After said sixth anniversary of the Closing Date, interest on the Capitalized Principal Amount (as defined below) shall be payable in the manner provided below.
     Prior to the sixth anniversary of the Closing Date, interest on the Notes will be payable quarterly in arrears in the form of payment-in-kind notes (“PIK Notes”). Except as otherwise and further set forth below, interest paid in PIK Notes will not be compounded and PIK Notes will therefore be non-interest bearing obligations, payable as provided in the PIK Notes. After the sixth anniversary of the Closing Date, interest is payable quarterly in arrears. The first installment of interest on the Notes for the Original Principal Amount was payable on March 31, 2003, and thereafter interest is payable on said Notes, quarterly in arrears on the last Business Day of March, June, September and December of each year, commencing June 30, 2003; provided, however, that for all interest payable after the Interest Adjustment Date (as defined below), such quarterly payments of interest on the Notes for the Capitalized Principal Amount shall be due and payable on October 1, January 2, April 1 and July 1 of each year, and the first payment of interest after the Interest Adjustment Date will be due and payable on April 1, 2009 (and such first payment of interest shall include interest accrued during the months of January, 2009 through March, 2009 plus interest accrued during the time December 21, 2008 through and including December 31, 2008). The scheduled quarterly payments of accrued interest after the Interest Adjustment Date shall continue to be payable in arrears until the principal hereof shall have become due and payable (whether at the Maturity Date (as defined in the Seller Note Securities Purchase Agreement) or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and, to the extent permitted by applicable law, any overdue installment of interest, at a rate equal to 3% per annum above the interest rate then applicable to non-overdue installments of principal or interest until paid, payable quarterly as aforesaid or, at the option of the holder hereof, on demand and, upon acceleration of this Note; provided that, and as further provided in the Seller Note Securities Purchase Agreement, in no event shall the amount payable by the Company as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto. Payments of principal and interest hereon shall be made, except with regard to interest payable in the form of PIK Notes as provided herein, in lawful money of the United States of America by the method and at the address for such purpose specified in the Seller Note Securities Purchase Agreement, and such payments shall be overdue for purposes hereof if not made on the originally scheduled date of payment therefor, without giving effect to any applicable grace period and notwithstanding that such payment may be prohibited under the Subordination Agreement.

     Interest on the amended and restated Notes shall be calculated in one of three manners, with the applicable manner of calculation being dependent upon specific time periods occurring between the Notes’ original issuance date and its Maturity Date. Each manner of calculation and the time period to which it applies is as follows. First, beginning December 20, 2002 and through and including the fourth anniversary of the Closing Date, interest shall be payable quarterly in arrears in the form of PIK Notes. Second, during the period beginning the day after the fourth anniversary of the Closing Date through and including the day which is the sixth anniversary of the Closing Date, interest on the aggregate principal amount of the Notes then outstanding shall be payable quarterly in arrears in the form of compounding payment-in-kind notes (“Compounding PIK Notes”). Interest paid in Compounding PIK Notes during the period beginning after the fourth anniversary of the Closing Date through and including the sixth anniversary of the Closing Date shall be compounded as follows:
          (i) Interest paid in Compounding PIK Notes during the period beginning the day after the fourth anniversary of the Closing Date through and including the fifth anniversary of the Closing Date (the “Fifth Year”) will be paid at a rate of 6% per annum on the Original Principal Amount plus additional interest at a rate of 6% per annum payable on the interest payable on the Original Principal Amount during the immediately preceding twelve months (which yields an effective rate of interest accrual of 6.36% during the Fifth Year); and
          (ii) Interest paid in Compounding PIK Notes during the period beginning the day after the fifth anniversary of the Closing Date through and including the sixth anniversary of the Closing Date (the “Sixth Year”) will be paid at a rate of 6% per annum on the Original Principal Amount plus additional interest at a rate of 6% per annum payable on the interest payable on the Original Principal Amount during the immediately preceding twenty-four months (which yields an effective rate of Interest accrual of 6.7416% during the Sixth Year).
     Third, beginning with the day after the sixth anniversary of the Closing Date (the “Interest Adjustment Date”) through and including the Maturity Date, interest on the Notes shall be payable quarterly in arrears at a rate of 16% per annum on the Capitalized Principal Amount or the applicable Revised Principal Amount (as defined below), whichever is less, if the Company has prepaid principal as provided in this Note computed on the actual number of days elapsed in any year (based upon a year of twelve 30-day months and a 360 day year). Five-Eighths of any such interest payable from the Interest Adjustment Date through and including the Maturity Date shall be payable quarterly in arrears in the form of compounding PIK Notes (a form of such compounding PIK Notes is attached as an exhibit to the Third Amendment to the Seller Note Securities Purchase Agreement and First Amendment to the Rights Agreement of even date herewith) and the remaining Three-Eighths shall be payable quarterly in arrears in cash. Accordingly, the Company shall pay during such time interest quarterly in arrears in the amount of 10% per annum in compounding PIK Notes and pay during such time interest quarterly in arrears in the amount of 6% per annum in cash.
     Provided the Company makes the first principal prepayment (which is payable November 3, 2008) set forth in the following table, then, as of December 21, 2008, the aggregate principal amount of the Notes shall be Fifty-One Million Seven Hundred Three Thousand Five Hundred Thirty-Eight and 40/100 DOLLARS ($51,703,538.40) after taking into account such prepayment and the capitalization of PIK Notes and Compounding PIK Notes to the principal of the Notes, which capitalization is effective as of December 21, 2008 for the time period December 21, 2002 through and including December 20, 2008 (the “Capitalized Principal Amount”); provided, however, that if the Company fails to make said first principal payment, then the aggregate principal amount of the Notes shall be Fifty-Four Million Seven Hundred Three Thousand Five Hundred Thirty-Eight and 40/100 DOLLARS ($54,703,538.40) and the Capitalized Principal Amount shall be deemed to be Fifty-Four Million Seven Hundred Three Thousand Five Hundred Thirty-Eight and 40/100 DOLLARS ($54,703,538.40). Subject to the Company being permitted to repay principal under the Notes pursuant to Section 4.04(a) of the Company’s Indenture dated as of February 8, 2007 and under Section 6.09(c) of the Company’s Senior Credit Facility dated as of August 2, 2004, the Company shall prepay, without premium, principal on the Notes prior to the Maturity Date according to the following schedule:

		Principal Balance of Notes
		After Pre-Payment (as reduced
Principal Repayment	Amount of Principal to Pre-	by each such payment, the
Date	Pay	“Revised Principal Amount”)
November 3, 2008	$3,000,000	$36,900,000
November 2, 2009	$3,000,000	$48,703,538.40
November 1, 2010	$3,000,000	$45,703,538.40
November 1, 2011	$2,000,000	$43,703,538.40
     The applicable Revised Principal Amount (or the Capitalized Principal Amount if the Company has not been permitted pursuant to Section 4.04(a) of the Indenture and Section 6.09(c) of the Company’s Senior Credit Facility dated as of August 2, 2004 to reduce the aggregate principal amount of the Notes to a Revised Principal Amount) is payable on the Maturity Date.
     This Note is one of the Company’s Junior Subordinated Notes due August 6, 2013, limited to the aggregate principal amount as set forth herein, issued pursuant to that certain Seller Note Securities Purchase Agreement dated December 20, 2002, (such agreement, as amended, modified and supplemented from time to time, the “Seller Note Securities Purchase Agreement”), among the Company and the Holders named on Schedule I attached thereto, and the holder hereof is entitled to the benefits, if any, of the Seller Note Securities Purchase Agreement and the other Operative Documents referred to in the Seller Note Securities Purchase Agreement, and may enforce the agreements contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof and shall otherwise be subject to the terms and conditions of the Seller Note Securities

Purchase Agreement including, without limitation, the provisions of Section 22 thereof in respect of the source of funds provided by any holder hereof.
     This Note is subject to prepayment as specified in the Seller Note Securities Purchase Agreement and as set forth above.
     Payments on this Note and the rights of the holder of this Note are subordinated to the payment of the Senior Debt (as defined in the Subordination Agreement) and the rights of the holders of the Senior Debt upon the terms of subordination set forth in the Subordination Agreement.
     This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Company as provided in the Seller Note Securities Purchase Agreement. The Company may treat the person in whose name this Note is registered on the Note register maintained at such office pursuant to the Seller Note Securities Purchase Agreement as the owner hereof for all purposes, and the Company shall not be affected by any notice to the contrary.
     In case an Event of Default, as defined in the Seller Note Securities Purchase Agreement, with respect to the Notes shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Seller Note Securities Purchase Agreement subject to the provisions of the Subordination Agreement.
     The parties hereto, including the makers and all guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.
[The remainder of this page is intentionally left blank.]

     This Note shall be construed in accordance with and governed by the domestic substantive laws of the State of Illinois without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

ALION SCIENCE AND TECHNOLOGY CORPORATION
By:	/s/ Michael Alber
Name:	Michael Alber
Title:	Senior Vice President, Acting Chief Financial
Officer and Treasurer

FORM OF ASSIGNMENT
(To be signed only upon transfer of Note)
     For value received, the undersigned hereby sells, assigns and transfers unto                      the within Note, and appoints                      Attorney to transfer such Note on the books of ALION SCIENCE AND TECHNOLOGY CORPORATION with full power of substitution in the premises.
Date:

(Signature must conform in all respects to name of Holder as specified on the face of the Note)

Signed in the presence of